                                                                     EXHIBIT 3.1

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 01:00 PM 12/29/1999
                                                             991566716 - 3078291

                                STATE OF DELAWARE
                            CERTIFICATE OF CONVERSION
                       FROM A LIMITED LIABILITY COMPANY TO
                        A CORPORATION PURSUANT TO SECTION
                           265 OF THE DELAWARE GENERAL
                                CORPORATION LAW.

1). The limited liability company is formed under the jurisdiction of the State of Delaware.

2). The name of the limited liability company immediately prior to filing this Certificate is Coleman Cable Acquisition LLC.

3). The date the limited liability company was formed is August 3, 1999.

4). The name of the corporation as set forth in the Certificate of Incorporation is Coleman Cable Acquisition, Inc.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion of Coleman Cable Acquisition LLC this 28 day of December, 1999.

By: /s/ Nachum Stein                        By: /s/ David Bistricer
    ----------------                            -------------------
    Nachum Stein                                David Bistricer
    Member of LLC                               Member of LLC

                            CERTIFICATE OF FORMATION
                                       OF
                          COLEMAN CABLE ACQUISITION LLC

      The undersigned, in order to form a limited liability company under and pursuant to the provisions of the Delaware Limited Liability Company Act, hereby certifies that:

      First. The name of the limited liability company is Coleman Cable Acquisition LLC (the "Company").

      Second. The address of the Company's registered office in the State of Delaware is 1209 Orange Street, Wilmington. DE 19801, in the County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      IN WITNESS WHEREOF, the undersigned has signed this Certificate of Formation on August 3, 1999.

                                            /s/ Garry Gordon
                                            ------------------------------------
                                            Garry Gordon
                                            Authorized Person

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 01:30 PM 08/03/1999
                                                          991320388 - 3078291

                   CERTIFICATE OF CORRECTION FILED TO CORRECT
               A CERTAIN ERROR IN THE CERTIFICATE OF FORMATION OF
                   COLEMAN CABLE ACQUISITION LLC FILED IN THE
                  OFFICE OF THE SECRETARY OF STATE OF DELAWARE
                                ON AUGUST 3, 1999

COLEMAN CABLE ACQUISITION LLC, an LLC organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware,

      DOES HEREBY CERTIFY:

      1.    The name of the LLC is Coleman Cable Acquisition LLC.

      2. That a Certificate of Formation was filed by the Secretary of State of Delaware on August 3. 1999 and that said Certificate requires correction as permitted by Section 18-211 of the Limited Liability Company Act of the State of Delaware.

      3. The inaccuracy or defect of said Certificate to be corrected is as follows: The name of the limited liability company was incorrectly stated in the Heading and in Article First.

      4.    The Heading is corrected in its entirety to read as follows:
Certificate of Formation of Coleman Cable Acquisition Corporation LLC.

      5.    Article First is corrected in its entirety to read as follows:
First. The name of the limited liability company is Coleman Cable Acquisition Corporation LLC (the "Company").

IN WITNESS WHEREOF, said Limited Liability Company has caused this Certificate to be signed by Garry Gordon, its Authorized Person, this 11th day of August, 1999.

                                            /s/ Garry Gordon
                                            ------------------------------------
                                            Garry Gordon
                                            Authorized Person

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 02:00 PM 08/11/1999
                                                          991334141 - 3078291

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 09/23/1999
                                                             991401087 - 3078291

                             CERTIFICATE OF AMENDENT
                                     TO THE
                            CERTIFICATE OF FORMATION
                                       OF
                    COLEMAN CABLE ACQUISITION CORPORATION LLC

COLEMAN CABLE ACQUISITION CORPORATION LLC, an LLC organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware.

      DOES HEREBY CERTIFY:

      1. The name of the limited liability company is Coleman Cable Acquisition is Coleman Cable Acquisition Corporation LLC.

      2. The Certificate of Formation of the limited liability company is hereby amended as follows:

            Article First is amended in its entity to read as follows:
            First. The name of the limited liability company is Coleman Cable Acquisition LLC (the "Company'').

      IN WITNESS WHEREOF. said Limited Liability Company has caused this Certificate to be signed by David Bistricer, its Manager, this 23rd day of September, 1999.

                                            /s/ David Bistricer
                                            ------------------------------------
                                            David Bistricer
                                            Manager

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                        FILED 1:00 PM 12/29/1999
                                                              99156716 - 3078291

                          CERTIFICATE OF INCORPORATION
                                       OF
                         COLEMAN CABLE ACQUISITION, INC.

      The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that

      First. The name of the Corporation is Coleman Cable Acquisition, Inc. (the "Corporation").

      Second. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, DE 19801, in the County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      Third. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      Fourth. The total number of shares of stock which the Corporation is authorized to issue is one hundred thousand (100,000) of common stock, par value $0.01 per share and ten thousand (10,000) of preferred stock, par value $1.00 per share.

            To the full extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, the Board of Directors is hereby authorized by resolution to divide and issue the shares of preferred stock in classes or series and to fix the voting powers and any designations, preferences, and relative, participating, optional or other special rights of any such class or series of preferred stock and any qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors.

      Fifth. The name and address of the incorporator is Jarrett Braterman, 100 Maiden Lane, New York, New York 10038.

      Sixth. Unless and to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

      Seventh. In furtherance and not in limitation of the powers conferred by the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation shall be authorized to make, alter, or repeal the By-Laws of the Corporation as and to the extent permitted therein.

      Eighth. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability to the extent provided by applicable law
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (u) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit No repeal or modification of this Article Eighth shall adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification.

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                        FILED 1:01 PM 12/29/1999
                                                             991566733 - 3078291

                           CERTIFICATE OF CANCELLATION
                                       OF
                          COLEMAN CABLE ACQUISITION LLC

1). The name of the limited liability company is: Coleman Cable Acquisition LLC.

2). The Certificate of Formation of the limited liability company was filed on:
August 3, 1999.

3). The reason for the filing of this Certificate of Cancellation is: In order to convert the LLC to a corporation pursuant to Delaware General Corporation law section 265.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Cancellation of Coleman Cable Acquisition LLC this 28 day of December, 1999.

By: /s/ Nachum Stein                        By: /s/ David Bistricer
    -----------------------------               --------------------------------
    Nachum Stein                                David Bistricer
    Member of LLC                               Member of LLC

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 04/26/2000
                                                             001209896 - 3078291

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                           COLEMAN CABLE SYSTEMS, INC.
                                      INTO
                         COLEMAN CABLE ACQUISITION, INC.

Coleman Cable Acquisition, Inc. (the "Corporation"), a corporation organized under the laws of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That this corporation was formed as a limited liability company on the 3rd day of August 1999 and thereafter converted into a corporation on the 29"' day of December 1999, pursuant to the Delaware General Corporation Law (the "DGCL").

SECOND: That this corporation owns all of the outstanding shares of the common stock of Coleman Cable Systems, Inc. ("Coleman"), a Delaware corporation incorporated on the 16th day of November 1989, pursuant to the DGCL.

THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 26th day of April 2000, determined to merge into itself Coleman.

                  RESOLVED, that it is advisable for the welfare and advantage of the Corporation and fair to the stockholders of the Corporation that the Corporation merge into itself Coleman with the Corporation emerging as the surviving corporation in the merger, upon the terms and conditions set forth below.

                  RESOLVED, that the Corporation be, and hereby is, authorized to merge into itself Coleman effective upon the filing with, and acceptance by, the Secretary of State of Delaware of a Certificate of Ownership and Merger in accordance with the provisions of the Delaware General Corporation Law (the "DGCL").

                  RESOLVED, that in connection with the merger contemplated by these resolutions, the name of the Corporation be changed from "Coleman Cable Acquisition, Inc." to "Coleman Cable, Inc."

                  RESOLVED, that Coleman shall, pursuant to the provisions of the DGCL, be merged with and into the Corporation.

                  RESOLVED, that the Corporation shall be the surviving
            corporation from and after the effective time of the mergers (the "Effective Time"), shall be sometimes hereinafter referred to herein as the "surviving corporation," and shall continue to exist as such surviving corporation in accordance with the provisions herein pursuant to the provisions of the DGCL.

                  RESOLVED, that the separate existences of Coleman, which is sometimes hereinafter referred to as the "terminating corporation," shall cease at the Effective Time in accordance with the provisions of the DGCL.

                  RESOLVED, that the Certificate of Incorporation of the
            Corporation, as now in force and effect, shall be the Certificate of Incorporation of the surviving corporation; provided, however, that the name of the surviving corporation shall be changed from "Coleman Cable Acquisition, Inc." to "Coleman Cable, Inc.", and such Certificate of Incorporation shall continue in full force and erect until amended and changed in the manner prescribed by the provisions of the DGCL.

                  RESOLVED, that the present by-lawn of the Corporation shall be the by-laws of the surviving corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the DGCL.

                  RESOLVED, that the directors and officers in office of the
            Corporation at the Effective Time shall be the members of the Board of Directors and the officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

                  RESOLVED, that at the Effective Time, all of the issued and outstanding shares of the common stock of Coleman shall be converted and become 1 share of the common stock of the surviving corporation.

                  RESOLVED, that to the extent required by the DGCL, the
            transactions contemplated by this resolution shall be submitted to the shareholders of the Corporation for their approval or rejection and the merger of the terminating corporation with and into the surviving corporation shall be authorized in accordance with the provisions of the DGCL.

                  RESOLVED, that notwithstanding the full adoption of these
            resolutions, the merger may be terminated at any time prior to the filing with the Secretary of State of Delaware of the Certificate of Ownership and Merger in accordance with the provisions of the DGCL.

                  RESOLVED, that all actions previously taken by any officer or director of the Corporation in connection with the transactions contemplated by the foregoing resolutions are hereby adopted, ratified, confirmed and approved in all respects as the acts and deeds of the Corporation.

                  RESOLVED, that in addition to the specific authorizations
            conferred upon the officers and Directors of the Corporation, and subject to the authority of the Board of Directors, each of the proper officers and Directors of the Corporation is authorized and empowered to do or cause to be done all such further acts and things (including but not limited to the execution of all such further documents, papers and instruments and the payment and transfer of funds), as they or any of them may deem necessary or appropriate in order to carry into effect the purposes and intern of the foregoing resolutions; and, if specific forms of resolutions are deemed by such officers and directors to be necessary or desirable to accomplish the foregoing transactions, then the same shall be deemed to have been and hereby are authorized and directed to certify the adoption of all such resolutions as though such resolutions were adopted hereby.

FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of the Corporation at any time prior to the time that this merger being filed with the Secretary of State becomes effective.

IN WITNESS WHEREOF, said COLEMAN CABLE ACQUISITION, INC. has caused this Certificate to be signed by Nachum Stein, its President, and David Bistricer, its Secretary, this 26th day of April, 2000.

                                            COLEMAN CABLE ACQUISITION, INC.

                                            /s/ Nachum Stein
                                            ------------------------------------
                                            Nachum Stein
                                            President

                                            /s/ David Bistricer
                                            ------------------------------------
                                            David Bistricer
                                            Secretary

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 11:30 AM 08/29/2000
                                                             001436728 - 3078291

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                           RIBLET PRODUCTS CORPORATION

                                      INTO

                               COLEMAN CABLE, INC.

Coleman Cable, Inc. (the "Corporation"), a corporation organized under the laws of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That this corporation was formed as a limited liability company on the 3rd day of August 1999 and thereafter converted into a corporation on the 29th day of December 1999, pursuant to the Delaware General Corporation Law (the "DGCL").

SECOND: That this corporation owns all of the outstanding shares of the common stock of Riblet Products Corporation ("Riblet"), a Delaware corporation incorporated on the 28th day of July, 1986, pursuant to the DGCL

THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 28th day of August, 2000, determined to merge into itself Riblet.

                  RESOLVED, that it is advisable for the welfare and advantage of the Corporation and fair to the stockholders of the Corporation that the Corporation merge into itself Riblet with the Corporation emerging as the surviving corporation in the merger, upon the terms and conditions set forth below.

                  RESOLVED, that the Corporation be. and hereby is, authorized to merge into itself Riblet effective upon the filing with, and acceptance by, the Secretary of State of

            Delaware of a Certificate of Ownership and Merger in accordance with the provisions of the Delaware General Corporation Law (the "DGCL").

                  RESOLVED, that Riblet shall, pursuant to the provisions of the
            DGCL, be merged with and into the Corporation.

                  RESOLVED, that the Corporation shall be the surviving
            corporation from and after the effective time of the merger (the "Effective Time"), shall be sometimes hereinafter referred to herein as the "surviving corporation." and shall continue to exist as such surviving corporation in accordance with the provisions herein pursuant to the provisions of the DGCL.

                  RESOLVED, that the separate existences of Riblet, which is sometimes hereinafter referred to as the "terminating corporation," shall cease at the Effective Time in accordance with the provisions of the DGCL.

                  RESOLVED, that the Certificate of Incorporation of the
            Corporation, as now in force and effect, shall be the Certificate of Incorporation of the surviving corporation, and such Certificate of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the DGCL.

                  RESOLVED, that the present by-laws of the Corporation shall be the by-laws of the surviving corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the DGCL.

                  RESOLVED, that the directors and officers in office of the
            Corporation at the Effective Time shall be the members of the Board of Directors and the officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

                  RESOLVED, that at the Effective Time, all of the issued and outstanding shares of the common stock of

            Riblet shall be converted and become 1 share of the common stock of the surviving corporation.

                  RESOLVED, that to the extent required by the DGCL, the
            transactions contemplated by this resolution shall be submitted to the shareholders of the Corporation for their approval or rejection and the merger of the terminating corporation with and into the surviving corporation shall be authorized in accordance with the provisions of the DGCL.

                  RESOLVED, that notwithstanding the full adoption of these
            resolutions, the merger may be terminated at any time prior to the filing with the Secretary of State of Delaware of the Certificate of Ownership and Merger in accordance with the provisions of the DGCL.

                  RESOLVED. that all actions previously taken by any officer or director of the Corporation in connection with the transactions contemplated by the foregoing resolutions are hereby adopted, ratified, confirmed and approved in all respects as the acts and deeds of the Corporation.

                  RESOLVED, that in addition to the specific authorizations
            conferred upon the officers and Directors of the Corporation, and subject to the authority of the Board of Directors, each of the proper officers and Directors of the Corporation is authorized and empowered to do or cause to be done all such further acts and things (including but riot limited to the execution of all such further documents, papers and instrument is and the payment and transfer of funds), as they or any of them may deem necessary or appropriate in order to carry into effect the purposes and intent of the foregoing resolutions; and, if specific forms of resolutions are deemed by such officers and directors to be necessary or desirable to accomplish the foregoing transactions, then the same shall be deemed to have been and hereby are authorized and directed to certify the adoption of all such resolutions as though such resolutions were adopted hereby.

FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be emended or terminated and abandoned by the Board of Directors of the Corporation at any time prior to the time that this merger being filed with the Secretary of State becomes effective.

IN WITNESS WHEREOF, said COLEMAN CABLE, INC. has caused this Certificate to be signed by Nachum Stein, its President, and David Districts, its Secretary, this 29th day of August, 2000.

                                            COLEMAN CABLE, INC.

                                            /s/ Nachum
                                            ------------------------------------
                                            Nachum
                                            President

                                            /s/ David Bistricer
                                            ------------------------------------
                                            David Bistricer
                                            Secretary